UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2008

ADVANCED TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-137863	68-0635064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 A Achimeir Street	52587
Ramat Gan, Israel	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  011-972-3-751-3707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Advanced Technology Acquisition Corp. (“ATAC” or the “Company”) entered into a letter of intent, dated December 19, 2008 (the “LOI”), with Bioness Inc., a Delaware corporation (“Bioness”), that provides for a business combination between Bioness and the Company by means of a merger (the “Merger”) of the Company with Bioness, with the Company surviving.  The LOI provides that, upon consummation of the Merger, all of the fully-diluted share capital of Bioness (including all outstanding shares of common stock of Bioness (“Bioness Common Stock”), all Bioness stock options (calculated on a cashless exercise basis) and Bioness warrants (not calculated on a cashless exercise basis) and any other equity security of Bioness or security convertible into or exchangeable for an equity security of Bioness will be converted into an aggregate of 32,343,750 shares of common stock, par value $.0001 per share (“Company Common Stock”), of the Company (which number includes shares of Company Common Stock issuable upon the exercise of Bioness options and Bioness warrants, that will be assumed by the Company in the manner described in the LOI).

In addition and in consideration of the establishment by Alfred E. Mann, an affiliate of Bioness, of the Additional Trust (described below), upon the closing of the Merger, ATAC will issue to Mr. Mann 1,000,000 shares of Company Common Stock.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company if the Company does not consummate a business combination within 18 months from the date of the consummation of its initial public offering (December 22, 2008) or 24 months from the consummation of its initial public offering (June 22, 2009) if a letter of intent (such as the LOI), agreement in principle or definitive agreement has been executed within 18 months after the consummation of the offering and the business combination relating thereto has not yet been consummated within such 18-month period.  Accordingly, if the Company does not consummate the Merger prior to June 22, 2009, the Company must liquidate in the manner set forth in its certificate of incorporation.

The LOI provides that, within four business days following the date of its execution: (1) certain principal stockholders of ATAC (together with their transferees, the “Founders”) must enter into an agreement to cancel an aggregate of 3,625,000 warrants (the “Founder Warrants”) purchased by the Founders in connection with ATAC’s initial public offering and (2) the underwriters of ATAC’s initial public offering must enter into an agreement to cancel the option (the “Unit Purchase Option”) to purchase up to an aggregate of 1,125,000 units (consisting of Company Common Stock and warrants to purchase Company Common Stock) that was granted to such underwriters in connection with such initial public offering.  The LOI also provides that, immediately prior to the execution of the Merger Agreement (described below), the Founders will deliver to ATAC for cancellation for no consideration an aggregate of 1,000,000 shares of Company Common Stock.

The LOI provides that each beneficial holder of Company Common Stock that (a) purchased shares of Company Common Stock in ATAC’s initial public offering (“IPO Shares”) or subsequently purchased IPO Shares on the American Stock Exchange, (b) voted in favor of the Merger, and (c) holds any IPO Shares immediately following the closing of the Merger, will be granted a non-transferable put option to sell such shares to ATAC at a price of $8.20 per share.  Such put option will be exercisable during the 30-day period commencing on the second anniversary of the closing of the Merger.  For securing payment with respect to the aggregate shares subject to the put option, all available funds of ATAC (minus all transaction costs and expenses) on the date the Merger closes minus the working capital (defined as an amount equal to $50 million as required for funding the surviving entity’s operations, which shall be in addition to funds required for payment of all debts and commitments outstanding on January 1, 2009 and for payment of all transaction costs and expenses, which are estimated to be $12 million) will be set aside in trust (the “Option Trust”).  Additionally, the LOI provides that at the closing of the Merger, Mr. Alfred E. Mann will both give a personal guaranty for the repayment of any “Shortfall” (defined below) and also establish a trust (the “Additional Trust”) to ensure payment of any such Shortfall to holders of the put option.  In addition, for guarantying the payment of the put option, at or prior to the closing of the Merger, Mr. Alfred E. Mann will establish a trust for the benefit of the surviving entity (the “Additional Trust”) in such amount equal to (x) $8.20 multiplied by the number of shares subject to the put option, minus (y) the funds deposited in the Option Trust.  The Additional Trust will be funded with collateral consisting of publicly traded securities with a market value at the date of deposit equal to 125% of the amount required to be held in the Additional Trust.  If the value of the securities falls below such 125% coverage at any time, Mr. Mann will be given notice and will deposit additional collateral within three business days (and, conversely, he can remove excess collateral if the value increases above such 125% amount).  The LOI also provides that, if at the time of the exercise of the put option, there are insufficient funds available in the Option Trust to fully pay put option holders (a “Shortfall”), then, (without limiting his personal guaranty) Mr. Mann will be given notice of the Shortfall and (a) Mr. Mann will fund the Additional Trust with cash in the amount of the Shortfall or (b) ATAC will sell a portion of collateral in the Additional Trust to cover such Shortfall and Mr. Mann will fund any remaining Shortfall after sale of collateral.

The LOI provides that, following execution of the Merger Agreement, Bioness will commence a tender offer to purchase ATAC’s outstanding warrants for four cents per warrant.  The LOI further provides that, as a condition to the tender offer, 100% of the outstanding warrants will be tendered and not withdrawn.  It is anticipated that the Merger Agreement will provide that it can be terminated by either party if the conditions to the tender offer are not satisfied or waived by Bioness.  It is a condition to the commencement of the tender offer that, not later than one business day prior to the announcement by Bioness of the tender offer, all of the Founder Warrants and Unit Option Purchase will be canceled without further consideration with the consent of the holders thereof.  All warrants purchased in the tender offer will be cancelled immediately following their purchase.  Bioness’ obligation to consummate the Merger is conditioned upon satisfaction of the foregoing conditions to the tender offer.  All costs and expenses related to the tender offer will be paid by Bioness.

The LOI contemplates that the parties will enter into a definitive merger agreement (the “Merger Agreement”), which will contain customary closing conditions and customary representations, warranties and covenants made by the parties.

The LOI provides that, during the period between the date of the LOI and the earlier to occur of the termination of the LOI or the closing of the Merger, each party will operate its business in the ordinary course and consistent with past practice (subject to Bioness actions or omissions taken in connection with the current economic conditions and slowdown).  Additionally, during such period, each party is restricted from taking certain actions principally relating to the issuance of equity securities and the incurrence of indebtedness.

The LOI prohibits each party from soliciting or encouraging competing acquisition proposals.

The LOI provides that it may be terminated at any time for a number of reasons, including the following:

(i)            by Bioness if the agreements of the Founders cancelling the Founder Warrants and of the Company’s former underwriters cancelling the Unit Purchase Option are not entered into and delivered to Bioness by the fourth business day following the date of the LOI;

(ii)           by mutual consent of ATAC and Bioness if they conclude in their good faith business judgment that it is not likely that (a) the holders of a majority of the outstanding shares of Company Common Stock will vote in favor of the Merger and (b) the holders of not more than 39.99% of the outstanding shares of Company Common Stock will exercise their conversion rights (under ATAC’s certificate of incorporation) in connection with such vote;

(iii)           by either party if the Merger has not been consummated by June 22, 2009;

(iv)          by either party if (a) the ATAC Board of Directors does not approve the Merger Agreement, (b) the stockholders of ATAC do not approve the Merger in accordance with ATAC’s certificate of incorporation (which requires approval by the holders of a majority of the outstanding shares and that the holders of not more than 39.99% of the outstanding shares exercise their conversion rights), (c) the Bioness Board of Directors does not approve the Merger Agreement, or (d) the stockholders of Bioness do not approve the Merger;

(v)           by either party if the conditions to Bioness’ tender offer for ATAC’s warrants are not satisfied;

(vi)          by either party if an event or condition exists that would make it impossible to complete the Merger in light of the notice period required before ATAC can have a stockholders meeting to vote on the Merger;

(vii)         by either party if any regulatory consents or specified third party consents required for consummation of the Merger are not obtained prior to June 22, 2009;

(viii)        by either party if the other party’s representations or warranties in the LOI are not true in all material respects or the other party breaches its covenants in the LOI;

(ix)          by either party if it discovers information in the course of its due diligence examination that is inconsistent with information provided by such other party: or

(x)           by either party if they cannot agree in the Merger Agreement on a mutually satisfactory “lock-up” arrangement for the Founder shares of Company Common Stock.

The foregoing summary of the LOI and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the LOI, which is attached as Exhibit 10.1 hereto.  The LOI is incorporated by reference into this Current Report on Form 8-K.

The LOI has been filed to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or Bioness.  The LOI contains representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the LOI.

On December 22, 2008, the Company issued a press release announcing the execution and delivery of the LOI.  A copy of the press release is attached as Exhibit 99.1.

Such press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Letter of Intent, dated as of December 19, 2008, between Advanced Technology Acquisition Corp. and Bioness Inc.

99.1	Press Release, dated December 22, 2008, issued by Advanced Technology Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED TECHNOLOGY ACQUISITION CORP.

Dated: December 22, 2008	By:	/s/ Ido Bahbut
Ido Bahbut
Chief Financial Officer (authorized signatory)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Letter of Intent, dated as of December 19, 2008, between Advanced Technology Acquisition Corp. and Bioness Inc.

99.1	Press Release, dated December 22, 2008, issued by Advanced Technology Acquisition Corp.